©2021 Plantronics Inc. All rights reserved. 1

©2021 Plantronics Inc. All rights reserved. 22 l tr ics, I . ll i t . This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to our intentions, beliefs, projections, outlook, analyses or current expectations that are subject to many risks and uncertainties. Such forward-looking statements and the associated risks and uncertainties include, but are not limited to: (i) our beliefs with respect to the length and severity of the COVID-19 (coronavirus) outbreak, and its impact across our businesses, our operations and global supply chain, including, our expectations that the virus has caused, and will continue to cause, a shift to a hybrid work environment and that the elevated demand we have experienced in certain product lines, including our Video and Voice devices, will continue over the long term; (ii) risks related to global supply chain disruptions, including continued uncertainty and potential impact on future quarters relating to a shortage of adequate component supply, including integrated circuits and manufacturing capacity, long lead times for raw materials and components, increased costs to us and increased pass-through costs to our customers, increased purchase commitments and a delay in our ability to fulfill orders, which has had, and may continue to have, an adverse impact on our business and operating results and which could continue to negatively affect our profitability and/or market share; (iii) expectations related to our ability to manage profitability and maintain margins in light of supply chain challenges, including our efforts to implement productivity improvements in our Tijuana manufacturing facility, while making investments for long-term growth, including investments in strategic alliances and/or acquisitions, in light of the supply chain challenges; (iv) our expectations regarding growth objectives related to our strategic initiatives designed to expand our product and service offerings, including our expectations related to increased demand for our solutions to facilitate hybrid working in and out of offices for our enterprise customers, as well as our expectations related to building strategic alliances and key partnerships with providers of collaboration tools and platforms to drive revenue growth and market share, including expectations related to our expansion of our presence in China; (v) our belief that we will continue to experience increased customer and partner demand in collaboration endpoints, and that we will be able to design new product offerings to meet changes in demand due to a global hybrid work environment; (vi) expectations related to our ability to fulfill the backlog generated by supply constraints and to timely supply the number of products to fulfill current and future customer demand in a timely manner to satisfy perishable demand; (vii) risks associated with our dependence on manufacturing operations conducted in our own facility in Tijuana, Mexico and through contract manufacturers, original design manufacturers, and suppliers to manufacture our products, to timely obtain sufficient quantities of materials and/or finished products of acceptable quality, at acceptable prices, and in the quantities necessary for us to meet critical schedules for the delivery of our own products and services and fulfill our anticipated customer demand; (viii) risks associated with our ability to secure critical components from sole source suppliers or identify alternative suppliers and/or buy component parts on the open market or completed goods in quantities sufficient to meet our requirements on a timely basis, affecting our ability to deliver products and services to our customers; (ix) risks related to increased cost of goods sold, including increased freight and other costs associated with expediting shipment and delivery of high-demand products to key markets in order to meet customer demand; (x) risks associated with passing on increased costs through price increases to customers; (xi) the impact if global or regional economic conditions deteriorate further, on our customers and/or partners, including increased demand for pricing accommodations, delayed payments, delayed deployment plans, insolvency or other issues which may increase credit losses; (xii) risks associated with significant and/or abrupt changes in product demand which increases the complexity of management’s evaluation of potential excess or obsolete inventory; (xiii) expectations related to our Services reportable segment revenues, particularly as we introduce next-generation, less complex, product solutions, or as companies shift from on premises to work from home options for their workforce, which have resulted and may continue to result in decreased demand for our professional, installation and/or managed service offerings; (xiv) expectations related to our efforts to drive sales and sustainable profitable revenue growth, to improve our profitability and cash flow, and accelerate debt reduction and de-levering; (xv) risks associated with forecasting sales and procurement demands, which are inherently difficult, particularly with continuing uncertainty in regional and global economic conditions; (xvi) our expectations regarding our ability to control costs, streamline operations and successfully implement our various cost-reduction activities and realize anticipated cost savings under such cost-reduction initiatives; (xvii) expectations relating to our earnings guidance, particularly as economic uncertainty, including, without limitation, uncertainty related to the continued impact of COVID-19, the current constraints in our ability to source key components for our products, continued uncertainty in the macro-economic climate and other external factors, puts further pressure on management judgments used to develop forward-looking financial guidance and other prospective financial information; (xviii) expectations related to GAAP and non-GAAP financial results for the full Fiscal Year 2022, including net revenues, adjusted earnings before interest, tax, depreciation, and amortization (EBITDA), tax rates, intangibles amortization, diluted weighted average shares outstanding and diluted earnings per share (EPS); (xix) our forecast and estimates with respect to tax matters, including expectations with respect to the valuation of our intellectual property or expectations regarding utilization of our deferred tax assets; and (xx) our expectations regarding pending and potential future litigation, in addition to other matters discussed in our most recent Quarterly Report, as noted below, that are not purely historical data. Such forward-looking statements are based on current expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from the forward-looking statements. Factors that could cause actual results and events to differ materially from such forward-looking statements are included, but not limited to, those discussed in the Company’s Quarterly Report on Form 10-Q for the period ended January 1, 2022 (“Quarterly Report”) and in Part I, "Item 1A. Risk Factors" of the Company’s Annual Report on Form 10-K for the fiscal year ended April 3, 2021, filed with the Securities and Exchange Commission ("SEC") on May 18, 2021 (“Annual Report”) and other documents we have filed with the SEC. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. FORWARD LOOKING STATEMENTS

©2021 Plantronics Inc. All rights reserved. 32 l tr ics, I . ll i t . To supplement our condensed consolidated financial statements presented on a GAAP basis, we use non-GAAP measures of operating results, including non-GAAP net revenues, non-GAAP gross profit, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, adjusted EBITDA, and non-GAAP diluted EPS. These non-GAAP measures are adjusted from the most directly comparable GAAP measures to exclude certain non-cash transactions and activities that are not reflective of our ongoing core operations, as further described below. We believe the use of each of these non-GAAP measures provides meaningful supplemental information in assessing our operating performance and liquidity across reporting periods on a consistent basis and are used by management in evaluating financial performance and in strategic planning. These non-GAAP measures may differ from those used by other companies and are not intended to be considered in isolation of, or as a substitute for, financial results prepared in accordance with GAAP. Certain prior year amounts have been reclassified for consistency with current year presentation. A reconciliation between GAAP and Non-GAAP measures for all periods presented in this document is included as an appendix to this document and in our press release regarding our results for Q3 FY22 filed with the SEC on Form 8-K on February 8, 2022. Other historical reconciliations are available at investor.poly.com. USE OF NON-GAAP INFORMATION

©2021 Plantronics Inc. All rights reserved. 42 l tr ics, I . ll i t . OVERVIEW & STRATEGY

©2021 Plantronics Inc. All rights reserved. 52 l tr ics, I . ll i t . BUSINESS OVERVIEW • Demand environment remains robust despite supply challenges • GM decline driven by product mix, higher component costs and freight • Continue to strengthened Tencent strategic alliance and expect integration of Tencent Meeting app onto Studio X later this spring • Announced multi-year Red Bull Racing sponsorship with Poly as the exclusive headset and video conferencing hardware supplier • Launched “Poly Renew” program allowing customers to trade-in select phones for credit towards future purchases Q3FY22(1) FINANCIAL OVERVIEW • GAAP Revenue of $410M • Non-GAAP Revenue of $410M • GAAP EPS of $(0.26) • Non-GAAP EPS of $0.57 • Adjusted EBITDA of $47M • Cash and ST Investments of $200M SUMMARY 1 Please refer to the appendix to this presentation and to our press release regarding our Q3 FY22 financial results filed with the SEC on Form 8-K on February 8, 2022 for a reconciliation between GAAP and Non-GAAP measures as used within this presentation.

©2021 Plantronics Inc. All rights reserved. 62 l tr ics, I . ll i t . THREE CORE IDEAS 01 Work is no longer a place: it’s what you do, and how you do it. 02 Enterprise communications is no longer about devices: it is about the business infrastructure connecting people, spaces and technology. 03 Poly has the best combination of hardware, software, and services to unify the enterprise collaboration ecosystem.

©2021 Plantronics Inc. All rights reserved. 72 l tr ics, I . ll i t . A COMPELLING VALUE PROPOSITION • Product portfolio expanded to address in-office and remote work • Service offering evolving with new tools for remote management • Distribution strategy adapting to new purchasing patterns Continuous Innovation Transformation • Senior leadership team in place • Expanding strategic partnerships and distribution channels • Ongoing operating model optimization, cost discipline, and balance sheet management • Work is work, regardless of location, and people need to connect reliably and clearly • We make tools, not toys, and our enterprise-grade gear is designed to work from anywhere on any platform • We back it up with industry-leading support and services Our Value Proposition: Stronger than Ever

©2021 Plantronics Inc. All rights reserved. 82 l tr ics, I . ll i t . KEY PARTNERS STRONG PARTNER ECOSYSTEM Our neutral approach and award-winning products allow us to partner with a broad range of UC&C platform providers and ITSPs

©2021 Plantronics Inc. All rights reserved. 92 l tr ics, I . ll i t . NEW PRODUCT & PARTNER ANNOUNCEMENTS

©2021 Plantronics Inc. All rights reserved. 102 l tr ics, I . ll i t . Poly Offers new Microsoft Teams Rooms Solutions on Windows with Dell and Lenovo to upgrade every meeting • Poly Studio Kits offer pro-grade audio and video for Microsoft Teams Rooms of any size, featuring Poly’s DirectorAI technology • Poly Studio Kits for Microsoft Teams Rooms on Windows are simple to buy and easy to deploy right out-of-the-box • Poly’s solutions for Microsoft Teams Rooms deliver an equitable and dynamic meeting experience for everyone and can be paired with Dell or Lenovo conferencing PCs POLY INTRODUCES LINEUP OF STUDIO KITS FOR MICROSOFT TEAMS ROOMS TO BRING EQUITY AND EASE TO EVERY MEETING

©2021 Plantronics Inc. All rights reserved. 112 l tr ics, I . ll i t . • Poly is the official headset and video conferencing hardware partner of Red Bull Racing for the 2022 and 2023 Formula 1 seasons • As the innovation partner of Red Bull Racing, Poly will fuel winning communication and collaboration with its pro-grade audio and video conferencing devices worldwide • Red Bull Racing will be using the Poly Studio X30 and X50 video bars, Voyager 4320 headsets and CCX 500 phones throughout their organization, and the new Red Bull Powertrains facility POLY PARTNERS WITH RED BULL RACING TO POWER WINNING COMMUNICATION AND COLLABORATION Poly and Red Bull Racing partner to drive performance and innovation on and off the racetrack

©2021 Plantronics Inc. All rights reserved. 122 l tr ics, I . ll i t . Poly goes green with Poly Renew, an environmentally friendly buy-back initiative for customers • Poly customers in the U.S. and Canada can trade-in select Poly phones and receive a credit towards the purchase of new Poly gear • This initiative aims to support our customers in an environmentally conscious way as part of the return to office strategy POLY INTRODUCES THE POLY RENEW PROGRAM

©2021 Plantronics Inc. All rights reserved. 132 l tr ics, I . ll i t . Q3 FY22 EARNINGS RESULTS

©2021 Plantronics Inc. All rights reserved. 142 l tr ics, I . ll i t . Q3 FINANCIAL SUMMARY 1 Non-GAAP Revenue of $410 million, down 16% Y/Y: • Primarily driven by supply constraints across all product categories, with Professional Headsets down 18%, Voice down 21%, and Video down 7% y/y Non-GAAP gross margins of 44.5%, down 620 bps Y/Y: • Primarily driven by product mix, increased component costs and freight Non-GAAP operating expenses of $144 million, down 8% Y/Y: • Primarily driven by lower variable compensation expense and cost savings from restructuring Non-GAAP operating margin of 9.4%, Adj. EBITDA of $47 million Non-GAAP diluted EPS of $0.57 1 Please refer to the appendix to this presentation and to our press release regarding our Q3 FY22 financial results filed with the SEC on Form 8-K on February 8, 2022 for a reconciliation between GAAP and Non-GAAP measures as used within this presentation.

©2021 Plantronics Inc. All rights reserved. 152 l tr ics, I . ll i t . 237 185 195 67 60 53 113 116 105 67 59 56 4 0 1 $488 $420 $410 Q3 FY21 Q2 FY22 Q3 FY22 227 233 214 182 112 133 79 75 63 $488 $420 $410 Q3 FY21 Q2 FY22 Q3 FY22 NON-GAAP REVENUE BY CATEGORY & REGION ($MM) Professional Headsets Consumer Voice Video Services AMER EMEA APAC

©2021 Plantronics Inc. All rights reserved. 162 l tr ics, I . ll i t . NON-GAAP1 OPERATING DETAILS ($MM) Operating Expenses • Y/Y decrease of $13M or 8% • Primarily due to lower variable compensation and savings from restructuring Operating Income • Operating income decreased $52M or 58% • Primarily driven by lower gross margins offset by reduced operating expenses $157 $144 Q3 FY21 Q3 FY22 32.2% $90 $38 Q3 FY21 Q3 FY22 18.4% Gross Profit • Y/Y decrease $64M or 26% • Margin rate lower due to product mix, higher component costs and freight $247 $183 Q3 FY21 Q3 FY22 44.5% 35.1% 9.4% 50.7% 1 Please refer to the appendix to this presentation and to our press release regarding our Q3 FY22 financial results filed with the SEC on Form 8-K on February 8, 2022 for a reconciliation between GAAP and Non-GAAP measures as used within this presentation.

©2021 Plantronics Inc. All rights reserved. 172 l tr ics, I . ll i t . CASH & INVESTMENTS BRIDGE Q2FY22 – Q3FY22 ($MM) $200$208

©2021 Plantronics Inc. All rights reserved. 182 l tr ics, I . ll i t . TRAILING TWELVE MONTHS ADJUSTED EBITDA 1 ($MM) $100 $86 $61 $62 $47 Q3 FY21 Q4 FY21 Q1 FY22 Q2 FY22 Q3 FY22 TTM EBITDA: $256M 1 Please refer to the appendix to this presentation and to our press release regarding our Q3 FY22 financial results filed with the SEC on Form 8-K on February 8, 2022 for a reconciliation between GAAP and Non-GAAP measures as used within this presentation.

©2021 Plantronics Inc. All rights reserved. 192 l tr ics, I . ll i t . FY22 GUIDANCE

©2021 Plantronics Inc. All rights reserved. 202 l tr ics, I . ll i t . FISCAL YEAR 2022 GUIDANCE (AS OF FEBRUARY 8 , 2022) Poly does not intend to update these targets during the quarter or to report on its progress toward these targets. Poly will not comment on these targets to analysts or investors except by its press release announcing its fourth quarter fiscal year 2022 results or by other public disclosure. Any statements by persons outside Poly speculating on the progress of the fourth quarter or full fiscal year 2022 will not be based on internal company information and should be assessed accordingly by investors. Please refer to the appendix to this presentation and to our press release regarding our Q3 FY22 financial results filed with the SEC on Form 8-K on February 8, 2022 for a reconciliation between GAAP and Non-GAAP measures as used within this presentation. With respect to adjusted EBITDA and diluted EPS guidance, the Company has determined that it is unable to provide quantitative reconciliations of these forward-looking non-GAAP measures to the most directly comparable forward- looking GAAP measures with a reasonable degree of confidence in their accuracy without unreasonable effort, as items including stock based compensation, litigation gains and losses, and impacts from discrete tax adjustments and tax laws are inherently uncertain and depend on various factors, many of which are beyond the Company's control. 1 Full Fiscal Year 2022 Adjusted EBITDA and non-GAAP diluted EPS excludes estimated intangibles amortization expense of $113.8 million. 2 EPS Guidance assumes approximately 44 million diluted average weighted shares and a non-GAAP effective tax rate of 7% to 9%. Global supply chain pressures, including both semiconductor chip shortages and transportation constraints, have impacted companies worldwide, and we expect we will continue to experience ongoing tightness and volatility in our supply chain, in turn compromising near-term visibility. Based on our current supply and expected availability of specific components, and assuming no incremental negative effects from COVID or its variants, the Company expects the following results for the full year of fiscal 2022 (all amounts assume currency rates remain stable): • GAAP Net Revenue for Full Fiscal Year 2022 of $1.675B to $1.70B • Adjusted EBITDA1 for Full Fiscal Year 2022 of $220M to $230M • Non-GAAP Diluted EPS1,2 for Full Fiscal Year 2022 of $2.45 to $2.65

©2021 Plantronics Inc. All rights reserved. 212 l tr ics, I . ll i t . GAAP PURCHASE ACCOUNTING FORECAST 4 Quarter Rolling Forecast ($MM) Q4 FY22 Q1 FY23 Q2 FY23 Q3 FY23 COGS– Intangibles Amortization $16.2 $16.2 $16.2 $16.2 SG&A– Intangibles Amortization $11.6 $11.6 $11.6 $11.6

©2021 Plantronics Inc. All rights reserved. 222 l tr ics, I . ll i t . SUPPLEMENTAL DATA & GAAP TO NON-GAAP RECONCILIATIONS

©2021 Plantronics Inc. All rights reserved. 232 l tr ics, I . ll i t . TRENDED NON-GAAP INFORMATION ($MM, except EPS data) Q1 FY21 Q2 FY21 Q3 FY21 Q4 FY21 FY21 Q1 FY22 Q2 FY22 Q3 FY22 Revenue $361 $415 $488 $478 $1,742 $432 $420 $410 Gross Profit $180 $203 $247 $231 $862 $194 $198 $183 Gross Margin 50.0% 48.9% 50.7% 48.4% 49.5% 44.8% 47.2% 44.5% Op. Expense $144 $144 $157 $155 $600 $142 $145 $144 Op. Income $37 $59 $90 $76 $262 $52 $53 $38 Op. Margin 10.2% 14.3% 18.4% 15.9% 15.0% 12.0% 12.6% 9.4% Diluted EPS $0.33 $0.93 $1.47 $1.23 $3.99 $0.60 $0.77 $0.57 Adj. EBITDA $48 $69 $100 $86 $302 $61 $62 $47 Op. Cash Flow $42 $-1 $31 $74 $145 $1 $-1 $-

©2021 Plantronics Inc. All rights reserved. 242 l tr ics, I . ll i t . TRENDED NON-GAAP REVENUE DATA Non-GAAP Rev by Category ($MM) Q1 FY21 Q2 FY21 Q3 FY21 Q4 FY21 FY21 Q1 FY22 Q2 FY22 Q3 FY22 Voice $46 $44 $67 $64 $221 $61 $60 $53 Video $71 $101 $113 $142 $427 $138 $116 $105 Services $69 $67 $67 $67 $270 $62 $59 $56 Prof Headsets $169 $195 $237 $201 $802 $169 $185 $195 Cons Headsets $6 $8 $4 $4 $22 $2 - $1 Total Revenue $361 $415 $488 $478 $1,742 $432 $420 $410 Non-GAAP Revenue by Geography Americas $199 $210 $227 $233 $869 $229 $233 $214 EMEA $95 $131 $182 $171 $579 $126 $112 $133 APAC $67 $74 $79 $74 $294 $77 $75 $63 Total Revenue $361 $415 $488 $478 $1,742 $432 $420 $410

UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES Use of Non-GAAP Financial Information To supplement our condensed consolidated financial statements presented on a GAAP basis, we use non-GAAP measures of operating results, including non-GAAP net revenues, non-GAAP gross profit, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, adjusted EBITDA, and non-GAAP diluted EPS. These non-GAAP measures are adjusted from the most directly comparable GAAP measures to exclude certain non-cash transactions and activities that are not reflective of our ongoing core operations, as further described below. We believe the use of each of these non-GAAP measures provides meaningful supplemental information in assessing our operating performance and liquidity across reporting periods on a consistent basis and are used by management in evaluating financial performance and in strategic planning. These non-GAAP measures may differ from those used by other companies and are not intended to be considered in isolation of, or as a substitute for, financial results prepared in accordance with GAAP. Certain prior year amounts have been reclassified for consistency with current year presentation. Non-GAAP Adjustments • Purchase accounting amortization: Represents the amortization of purchased intangible assets recorded in connection with the acquisition of Polycom on July 2, 2018. • Deferred revenue purchase accounting: Represents the impact of fair value purchase accounting adjustments related to deferred revenue recorded in connection with the acquisition of Polycom on July 2, 2018. The Company's deferred revenue primarily relates to Services revenue associated with non-cancelable maintenance support on hardware devices which are typically billed in advance and recognized ratably over the contract term as those services are delivered. This adjustment represents the amount of additional revenue that would have been recognized during the period absent the write-down to fair value required under purchase accounting guidance. • Stock compensation expense: Represents the non-cash expense associated with the Company's grant of stock-based awards to employees and non-employee directors. • Restructuring and other related charges: Represents costs associated with restructuring plans and reorganization actions aimed at improving the Company’s overall cost structure, realigning resources consistent with its global strategy, and reducing expenses to enable strategic investments in revenue growth. These costs are not reflective of ongoing operations and are primarily associated with reductions in the Company’s workforce, facility related charges due to the closure or consolidation of offices, and other related costs, including legal and advisory services. • Deferred compensation mark to market: Represents gains and losses driven by the remeasurement of assets and liabilities associated with the Company’s deferred compensation plans. Gains and losses on plan liabilities are recognized within operating expenses, while the offsetting gains and losses on plan assets are recognized within other non-operating income, net. • Loss, net on litigation settlements: The Company may be involved in various litigation, claims and proceedings that result in payments or recoveries from such proceedings. The related gains and losses incurred are excluded as they are not reflective of ongoing operations. • Income tax effects: Represents the tax effects of non-GAAP adjustments and other adjustments, depending on the nature of the underlying items. The exclusion of the above-mentioned items eliminates the effect of certain non-recurring and unusual tax items that do not necessarily reflect the Company’s long-term operations. The income tax effects for unusual tax items primarily represents the impact of the discrete tax benefit associated with an IP transfer between wholly-owned subsidiaries, changes in uncertain tax positions, and the full valuation allowance on United States federal and state deferred tax assets. ©2022 Plantronics Inc. All rights reserved. 25

UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands)

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS DATA

	Three Months Ended				
	December 26, 2020	April 3, 2021	July 3, 2021	October 2, 2021	January 1, 2022
Net revenues					
Enterprise Headsets[1]	$ 237,473	$ 201,279	$ 169,832	$ 185,488	$ 194,809
Consumer Headsets[1]	3,435	3,674	2,362	292	670
Voice[2]	67,076	64,449	61,298	59,705	53,156
Video[2]	112,727	141,578	137,711	115,898	105,387
Services	63,974	65,252	59,969	57,641	55,544
Total GAAP net revenues	484,685	476,232	431,172	419,024	409,566
Deferred revenue purchase accounting	3,289	1,797	1,260	1,054	907
Total non-GAAP net revenues	$ 487,974	$ 478,029	$ 432,432	$ 420,078	$ 410,473
Net revenues by geographic area					
Americas	$ 226,433	$ 232,212	$ 228,293	$ 232,954	$ 213,969
EMEA	181,429	170,922	126,121	111,761	133,184
APAC	76,823	73,098	76,758	74,309	62,413
Total GAAP net revenues	484,685	476,232	431,172	419,024	409,566
Deferred revenue purchase accounting	3,289	1,797	1,260	1,054	907
Total non-GAAP net revenues	$ 487,974	$ 478,029	$ 432,432	$ 420,078	$ 410,473

1 Mono premium product revenues have been reclassified from Consumer Headsets to Enterprise Headsets.
2 Eagle Eye webcam revenues have been reclassified from Voice to Video.

poly

©2022 Plantronics Inc. All rights reserved.
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PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages)

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS DATA (CONTINUED)

	Three Months Ended				
	December 26, 2020	April 3, 2021	July 3, 2021	October 2, 2021	January 1, 2022
GAAP Net revenues	$ 484,685	$ 476,233	$ 431,172	$ 419,024	$ 409,566
Deferred revenue purchase accounting	3,289	1,796	1,260	1,054	907
Non-GAAP Net revenues	$ 487,974	$ 478,029	$ 432,432	$ 420,078	$ 410,473
GAAP Gross profit	$ 226,657	$ 212,816	$ 175,189	$ 179,693	$ 164,186
Purchase accounting amortization	16,459	16,239	16,238	16,238	16,238
Deferred revenue purchase accounting	3,289	1,796	1,260	1,054	907
Stock-based compensation	799	565	1,127	1,160	1,238
Non-GAAP Gross profit	$ 247,204	$ 231,416	$ 193,814	$ 198,145	$ 182,569
Non-GAAP Gross profit %	*50.7%*	*48.4%*	*44.8%*	*47.2%*	*44.5%*
GAAP Operating expenses	$ 197,768	$ 178,677	$ 195,172	$ 169,311	$ 170,001
Purchase accounting amortization	(14,195)	(14,195)	(14,195)	(11,569)	(11,569)
Stock-based compensation	(10,687)	(10,976)	(9,289)	(10,424)	(10,987)
Restructuring and other related charges	(13,977)	773	(28,972)	(2,607)	(2,398)
Deferred compensation mark to market	(1,632)	(917)	(994)	(13)	(910)
Other adjustments	—	2,103	—	387	—
Non-GAAP Operating expenses	$ 157,277	$ 155,465	$ 141,722	$ 145,085	$ 144,137
Non-GAAP Operating expenses %	32.2%	32.5%	32.8%	34.5%	35.1%

poly

©2022 Plantronics Inc. All rights reserved. 27

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages and per share data)

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS DATA (CONTINUED)

	Three Months Ended				
	December 26, 2020	April 3, 2021	July 3, 2021	October 2, 2021	January 1, 2022
GAAP Operating income (loss)	$ 28,889	$ 34,139	$ (19,983)	$ 10,382	$ (5,815)
Purchase accounting amortization	30,654	30,434	30,433	27,807	27,807
Deferred revenue purchase accounting	3,289	1,796	1,260	1,054	907
Stock-based compensation	11,486	11,541	10,416	11,584	12,225
Restructuring and other related charges	13,977	(773)	28,972	2,607	2,398
Deferred compensation mark to market	1,632	917	994	13	910
Other adjustments	—	(2,103)	—	(387)	—
Non-GAAP Operating income	$ 89,927	$ 75,951	$ 52,092	$ 53,060	$ 38,432
Non-GAAP Operating income %	18.4%	15.9%	12.0%	12.6%	9.4%
GAAP Diluted earnings (loss) per common share	$ 0.48	$ 0.25	$ (0.88)	$ 2.21	$ (0.26)
Purchase accounting amortization	0.73	0.70	0.69	0.64	0.63
Deferred revenue purchase accounting	0.08	0.04	0.03	0.02	0.02
Stock-based compensation	0.27	0.27	0.24	0.27	0.28
Restructuring and other related charges	0.33	(0.02)	0.66	0.06	0.05
Other adjustments	—	(0.05)	—	(0.01)	—
Income tax effect	(0.42)	0.04	(0.18)	(2.42)	(0.17)
Effect of anti-dilutive securities[1]	—	—	0.04	—	0.02
Non-GAAP Diluted earnings per common share	$ 1.47	$ 1.23	$ 0.60	$ 0.77	$ 0.57
Shares used in diluted earnings per common share calculation:					
GAAP	42,184	43,498	42,061	43,705	42,745
Non-GAAP	42,184	43,498	43,843	43,705	43,808

1 **Effect of anti-dilutive securities:** Represents the impact to non-GAAP diluted earnings per common share from potentially dilutive securities that were excluded from GAAP diluted loss per common share because their effect is anti-dilutive.

poly

©2022 Plantronics Inc. All rights reserved.
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PLANTRONICS, INC. UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (in thousands) UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS DATA (CONTINUED) Three Months Ended Twelve Months Ended December 26, April 3, July 3, October 2, January 1, January 1, 2020 2021 2021 2021 2022 2022 GAAP Net income (loss) $ 20,113 $ 10,977 $ (36,811) $ 96,785 $ (11,164) $ 59,787 Income tax benefit (7,045) (341) (4,262) (102,567) (9,604) (116,774) Interest expense 18,417 24,424 21,782 16,141 15,948 78,295 Other non-operating (income) expense, net (2,596) (920) (692) 23 (995) (2,584) Deferred revenue purchase accounting 3,289 1,796 1,260 1,054 907 5,017 Stock-based compensation 11,486 11,540 10,416 11,584 12,225 45,765 Restructuring and other related charges 13,977 (773) 28,972 2,607 2,398 33,204 Deferred compensation mark to market 1,632 917 994 13 910 2,834 Other adjustments — (2,103) — (387) — (2,490) Depreciation and amortization 40,510 39,986 39,833 36,292 36,671 152,782 Adjusted EBITDA $ 99,783 $ 85,503 $ 61,492 $ 61,545 $ 47,296 $ 255,836 ©2022 Plantronics Inc. All rights reserved. 29

©2022 Plantronics, Inc. Poly and the propeller design are trademarks of Plantronics, Inc. 30 THANK YOU